UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2006

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

(Exact name of Registrant as specified in its charter)

            New York

   2-85829

  13-3202289

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Drexel Burnham Lambert Real Estate Associates II, a New York limited partnership (the “Registrant”), owns Presidential House Apartments (“Presidential House”), a 230-unit apartment complex located in North Miami Beach, Florida.  On August 1, 2006 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Presidential House, LLC, a Florida limited liability company (the “Purchaser”), to sell Presidential House to the Purchaser for a total sales price of $24,250,000.  Presidential House is the remaining investment property of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $24,250,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $500,000 on the Effective Date, of which $50,000 is non-refundable, to Stewart Title Guaranty Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends 30 days after the Effective Date of the Purchase Agreement. Upon termination of the feasibility period, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $500,000.

CLOSING.  The expected closing date of the transaction is October 30, 2006. The Registrant has the right to extend the closing for up to thirty days by delivering written notice to the Purchaser.  Provided that the Purchaser is not in default under the terms of the Purchase Agreement, Purchaser shall be permitted a one-time thirty day extension of the Closing Date upon delivery of written notice to the Registrant and an additional deposit of $500,000 to the Escrow Agent. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser and Registrant will each pay one-half of the Miami-Dade County Documentary Stamps for the deed and the surtax of non-single family residential property. The Purchaser will pay any other transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and one half of the customary closing costs of the Escrow Agent. The Registrant will pay the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Registrant and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS OR CASUALTY.  In the event Presidential House is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 or (ii) seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.12

Purchase and Sale Contract between Drexel Burhnam Lambert Real Estate Associates II, a New York limited partnership and Presidential House, LLC, a Florida limited liability company, dated August 1, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drexel Burnham Lambert Real Estate Associates II

By: DBL Properties Corporation
General Partner

By: /s/Martha L. Long
Martha L. Long
Senior Vice President

Date: August 4, 2006